UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549



FORM 8-K/A1


CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) February 23, 1998
                                                ----------------------------
                        Dakota Growers Pasta Company
----------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)



   North Dakota                       33-99834                 45-0423511
----------------------------        ------------            ----------------
(State or other jurisdiction        (Commission             (IRS Employer
            of incorporation)       File Number)          Identification No.)


One Pasta Avenue,   P.O. Box 21, Carrington, North Dakota            58421
-------------------------------------------------------------      ---------
            (Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code          (701) 652-2855
                                                          ------------------


                                Not Applicable
----------------------------------------------------------------------------
      (Former name or former address, if changed since last report.)

This Current Report on Form 8-K/A1 amends the Current Report on Form 8-K filed by Dakota Growers Pasta Company on March 10, 1998 to adjust the final purchase price based on financial review and to add the financial statements of the business acquired required by Item 7(a) and the pro forma financial information required by Item 7(b).

Item 2.  Acquisition or Disposition of Assets

     On February 23, 1998, Dakota Growers Pasta Company (the "Company") acquired all of the issued and outstanding shares of common stock of Primo Piatto, Inc. ("Primo"). As disclosed in the Company's 8-K filed on March 10, 1998, the purchase price was subject to the final determination of "Net Debt" (determined as the amount by which Primo's long-term debt exceeds its Net Working Capital as of February 22, 1998). The Company has completed its review of Primo's balance sheet as of February 22, 1998, and adjusted its acquisition consideration for the shares of Primo to (i) a cash payment of $11,000,000 and (ii) the issuance of a total of 23,038 shares of the Company's convertible preferred stock. (Each such share is convertible into ten (10) shares of the Company's equity stock.) Pursuant to the terms of the Stock Purchase Agreement, 4,724 of the preferred shares are being held in escrow pending the final determination of certain receivable, inventory and payable items. The Company's board of directors approved the final acquisition cost and authorized the issuance of the shares on May 21, 1998.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

      (a)   Financial Statements of Business Acquired.

            The required financial statements of the business acquired are set forth below.




































                              PRIMO PIATTO, INC.

                   REPORT ON AUDIT OF FINANCIAL STATEMENTS
                           AS OF SEPTEMBER 30, 1997
              AND FOR THE PERIOD FROM MAY 29, 1997 (DATE OF INCEPTION)
                             TO SEPTEMBER 30, 1997




























































                                   CONTENTS

                                                                      Page(s)

Report of Independent Accountants                                        1

Balance Sheet as of September 30, 1997                                   2

Statement of Operations for the period from May 29, 1997 (date of
     inception) to September 30, 1997                                    3

Statement of Changes in Stockholders' Equity for the period from
     May 29, 1997 (date of inception) to September 30, 1997              4

Statement of Cash Flows for the period from May 29, 1997 (date of
     inception) to September 30, 1997                                    5

Notes to Financial Statements                                           6-11
















































COOPERS & LYBRAND L.L.P.
A Professional Services Firm


REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Primo Piatto, Inc.

We have audited the accompanying balance sheets of Primo Piatto, Inc. as of September 30, 1997, and the related statements of operations, changes in stockholders' equity and cash flows for the period from May 29, 1997 (date of inception) to September 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Primo Piatto, Inc. as of September 30, 1997, and the results of its operations and its cash flows for the period from May 29, 1997 (date of inception) to September 30, 1997, in conformity with generally accepted accounting principles.


/s/ Coopers & Lybrand L.L.P.

Minneapolis, Minnesota
November 21, 1997, except as to the
  information presented in Note 8,
  for which the date is January 9, 1998




























                               PRIMO PIATTO, INC.
                                 BALANCE SHEET
                             as of September 30, 1997


                                    ASSETS
Current assets:
  Cash                                                         $  1,697,662
  Accounts receivable, net                                        4,785,464
  Inventories                                                     2,388,473
  Prepaid expenses and other                                        121,800
  Deferred tax asset                                                 28,000
                                                                -----------
    Total current assets                                          9,021,399

Property, plant and equipment, net                               10,964,210
Deferred financing cost, net                                          54,345
                                                                -----------

    Total assets                                               $ 20,039,954
                                                                ===========


                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt                            $  3,876,953
  Accounts payable                                                3,445,435
  Accrued expenses                                                  664,558
                                                                -----------

    Total current liabilities                                     7,986,946

Long-term debt                                                   11,595,047
Deferred tax liability                                               48,000
                                                                -----------

    Total liabilities                                            19,629,993
                                                                -----------

Commitments and contingencies


Stockholders' equity:
  Preferred stock, no par value, 3,000,000 shares authorized,
    None issued
  Common stock, no par value, 12,000,000 shares authorized,
    4,150,000 shares issued and outstanding                         223,601
  Retained earnings                                                 186,360
                                                                -----------

    Total stockholders' equity                                      409,961
                                                                -----------

   Total liabilities and stockholders' equity                  $ 20,039,954
                                                                ===========










The accompanying notes are an integral part of the financial statements.

                               PRIMO PIATTO, INC.
                            STATEMENT OF OPERATIONS
  For the Period from May 29, 1997 (date of inception) to September 30, 1997


Net sales                                                      $  5,914,571

Cost of sales                                                     4,915,008
                                                                -----------

   Gross profit                                                     999,563

Selling, general and administrative                                 555,130
                                                               -----------

   Operating income                                                 444,433

Other expense:
   Interest expense                                                 133,047
   Other                                                              2,026
                                                                -----------

   Total other expense                                              135,073
                                                                -----------

   Income before income taxes                                       309,360
                                                                -----------

Income taxes:
   Currently payable                                                103,000
   Deferred                                                          20,000
                                                                -----------

                                                                    123,000
                                                                -----------

Net income                                                     $    186,360
                                                                ===========


























The accompanying notes are an integral part of the financial statements.


                               PRIMO PIATTO, INC.
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
   For the Period from May 29, 1997 (date of inception) to September 30, 1997


                                      Common Stock
                                  ---------------------  Retained
                                    Shares     Amount    Earnings    Total
                                  ---------- ---------- ---------- ----------

Balance, May 29, 1997                  -     $    -     $    -     $    -


Net cash proceeds from issuance
  of common stock                  4,000,000    222,851               222,851

Shares issued upon the exercise
  of stock options                   150,000        750                   750

Net income                                                 186,360    186,360
                                  ---------- ---------- ---------- ----------

Balance, September 30, 1997        4,150,000 $  223,601 $  186,360 $  409,961
                                  ========== ========== ========== ==========







































The accompanying notes are an integral part of the financial statements.


                               PRIMO PIATTO, INC.
                            STATEMENTS OF CASH FLOWS
   For the Period from May 29, 1997 (date of inception) to September 30, 1997



Cash flows from operating activities:
  Net income                                                    $    186,360
  Adjustments to reconcile net income to net cash provided
    By operating activities:
    Depreciation expense                                              76,702
    Amortization expense                                                 655
    Provision for losses on accounts receivable                       24,215
    Deferred income taxes                                             20,000
    Changes in operating assets and liabilities:
    Accounts receivable                                          ( 4,809,679)
    Inventories                                                  ( 2,388,473)
    Prepaid expenses and other                                   (   121,800)
    Accounts payable                                               3,445,435
    Accrued expenses                                                 519,178
                                                                 ----------
    Total adjustments                                            ( 3,233,767)
                                                                  ----------

    Net cash used in operating activities                        ( 3,047,407)
                                                                  ----------
Cash flows from investing activities:
  Purchases of equipment                                         (   296,032)
  Acquisition of manufacturing facilities                        (10,599,500)
                                                                  ----------

    Net cash used in investing activities                        (10,895,532)
                                                                  ----------
Cash flows from financing activities:
  Proceeds from issuance of stock                                    223,601
 Proceeds from issuance of long-term debt                        15,472,000
  Deferred financing cost                                        (    55,000)
                                                                  ----------

    Net cash provided by financing activities                     15,640,601
                                                                  ----------

Net increase in cash                                               1,697,662

Cash at beginning of period                                            -
                                                                  ----------

Cash at end of period                                            $ 1,697,662
                                                                  ==========














The accompanying notes are an integral part of the financial statements.


                                PRIMO PIATTO, INC.
                          NOTES TO FINANCIAL STATEMENTS


1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Business Description:

Primo Piatto, Inc. (the Company), a Minnesota corporation incorporated on May 29, 1997, manufactures private-label, food-service and industrial pasta products to customers throughout the Midwest. The Company began its operation activities on August 18, 1997, at which time closed a purchase agreement for manufacturing facilities from Borden Foods corporation (Borden)(see Note 3). Operating activities prior to August 18, 1997, were insignificant.

Cash:

The cash balances are primarily with two banks. Substantially all of the Company's cash receipts in its lockbox are restricted for payments toward the revolving line of credit.

Property, Plant and Equipment:

Property, plant and equipment are recorded at cost. Repairs and maintenance costs which do not significantly extend the lives of the respective assets are charged to operations as incurred. Depreciation and amortization are computed using the straight-line method over the estimated useful asset lives. Cost and related accumulated depreciation of property and equipment retired or otherwise disposed of are removed from the asset accounts with the resulting gain or loss included in operations.

Inventories:

Inventories are stated at the lower of cost or market with cost determined utilizing standard cost which approximates the first-in, first-out basis.

Intangible Assets:

Deferred loan costs included on the balance sheet are being amortized over five years using the straight-line method, which approximates the interest method.

Income Taxes:

Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Use of Estimates:

The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.






                               PRIMO PIATTO, INC.
                    NOTES TO FINANCIAL STATEMENTS, Continued

2.  OTHER FINANCIAL STATEMENT DATA:

The following provides additional information concerning selected balance sheet accounts at September 30, 1997:

Accounts receivable, net
  Trade                                                         $  4,809,679
  Less provision for losses                                      (    24,215)
                                                                 -----------

                                                                $  4,785,464
                                                                 ===========

Concentrations of credit risk with respect to trade receivables result from the Company's customer base consisting primarily of one major customer, which is located in the midwest. This customer accounted for 55% of revenues during the period from May 29, 1997 (date of inception) to September 30, 1997, and 69% of accounts receivable at September 30, 1997.

Inventories:
  Raw material and packaging material                           $  1,482,321
  Work in process                                                     82,361
  Finished goods                                                     823,791
                                                                 -----------

                                                                $  2,388,473
                                                                 ===========

On August 18, 1997, the Company entered into a subordinated note agreement (see Note 4) in exchange for raw material (durum wheat and durum flour) from a vendor. The inventory is being stored by the vendor and delivered to the Company as needed through December 1997. As part of the contract agreement, the Company is required to purchase all durum wheat and flour from this vendor until the subordinated note is paid off or other events occur, as defined in the contract. As of September 30, 1997, there was $943,536 in inventory remaining at this vendor included in raw material on the Company's balance sheet.

Property, plant and equipment, net:
  Land and building                                             $  2,709,337
  Machinery and equipment                                          8,331,575
                                                                 -----------

                                                                  11,040,912
  Less accumulated depreciation                                  (    76,702)
                                                                 -----------

                                                                $ 10,964,210
                                                                 ===========

Deferred financing cost, net:
  Deferred financing cost                                       $     55,000
  Less amortization                                              (       655)
                                                                 -----------

                                                                $     54,345
                                                                 ===========






                               PRIMO PIATTO, INC.
                    NOTES TO FINANCIAL STATEMENTS, Continued

2.  OTHER FINANCIAL STATEMENT DATA, continued:

Accrued expenses:
  Payroll and payroll taxes                                     $    174,814
  Real estate taxes                                                  197,175
  Interest                                                           137,798
  Income taxes                                                       103,000
  Other                                                               51,771
                                                                 -----------

                                                                $    664,558
                                                                 ===========

3.  ACQUISITION

On August 18, 1997, pursuant to an Assets Purchase agreement and Amendment thereto (Agreement), the Company acquired certain manufacturing facilities of Borden. The purchase price was $10,450,000 plus $149,500 in related acquisition costs and the assumption of real estate taxes totaling $145,380. The cost of the acquisition was allocated entirely to property, plant and equipment in accordance with the purchase method of accounting. No other assets were purchased.

In addition, the Company entered into a contract packaging agreement with borden to manufacture 20,000,000 pounds of pasta through December 1997, with the option to extend the agreement for additional pounds through June 1998. Subsequent to year end, the Company has fulfilled its commitment to Borden and has extended the agreement for another 20,000,000 pounds.

4.  FINANCING ARRANGEMENTS:

At September 30, 1997, the Company's debt included the following:

Term note payable to the lender bank, interest at prime plus
 .75%, principal monthly payments of $100,857 plus interest
payable monthly starting in October 1997, with a final principal payment due August 2004, collateralized by all assets of the
Company, personally guaranteed by certain stockholders of the
Company                                                         $  8,472,000

Term note payable to the lender bank, interest at prime plus
 .75%, principal monthly payments of $222,222 plus interest
payable monthly starting in October 1997, with a final principal payment due March 1999, collateralized by all assets of the
Company, personally guaranteed by certain stockholders of the
Company                                                            4,000,000

Subordinated debt to vendor, interest at prime plus .75%, monthly
Interest payments from November 1997 until November 2000 and monthly principal and interest payments of $95,748 thereafter through September 2001, with a balloon payment of $2,169,627 in
October 2001, subordinated to the revolving line of credit and
term notes payable to bank                                         3,000,000
                                                                  ----------

                                                                  15,472,000
Less current portion                                             ( 3,876,953)
                                                                  ----------



                                                                $ 11,595,047
                                                                  ==========
                               PRIMO PIATTO, INC.
                    NOTES TO FINANCIAL STATEMENT, Continued

4.  FINANCING ARRANGEMENT, continued:

The Company has a revolving line of credit agreement with the lender bank whereby it may borrow a maximum of $6,000,000, limited to 85% of eligible accounts receivable, as defined, and the lesser of $3,000,000 or the amount of eligible inventories, as defined. Borrowings under the line of credit bear interest at prime plus .75% (prime was 8.5% at September 30, 1997). Borrowings under the line of credit are collateralized by all assets of the Company and are personally guaranteed by certain stockholders of the Company. The Company is required to pay a commitment fee of 1/4 of 1% per annum on the unused portion of the line of credit.

The various term, revolving, and subordinated debt finance agreements contain covenants including the requirement that the Company maintain tangible net worth of $3,200,000 through December 31, 1997; cash flow coverage and debt to tangible net worth ratios as defined in the agreements. In addition, the agreements place limitations on debt, liens, consolidation and mergers, stockholder distributions and dividends, and capital expenditures.

The maturities of debt as of September 30, 1997, are as follows:

          1998                                             $  3,876,953
          1999                                                2,543,620
          2000                                                1,210,284
          2001                                                2,040,657
          2002                                                3,379,911
       Thereafter                                             2,420,575
                                                            -----------

                                                           $ 15,472,000
                                                            ===========

5.  INCOME TAXES:

The components of the company's net deferred tax (liability) asset at September 30, 1997 were as follows:

Provision for losses on accounts receivable                     $      9,000
Inventories                                                           10,000
Accelerated depreciation                                         (    48,000)
Accrued liabilities not yet deductible                                 9,000
                                                                 -----------

Net deferred tax liability                                      $(    20,000)
                                                                 ===========

The effective tax rate on pretax income differs from the federal statutory rate primarily due to state income taxes.

6.  STOCKHOLDERS' EQUITY

Preferred Stock:

The rights, preferences and privileges of the authorized shares may be established by the Board of Directors without further action by the holders of the Company's common stock. As of September 30, 1997, no preferred stock shares had been issued, nor have any associated rights, preferences or privileges been established.





                               PRIMO PIATTO, INC.
                    NOTES TO FINANCIAL STATEMENTS, Continued


Guarantor Incentive Stock Option Plan:

On August 12, 1997, the Board of directors approved a stock option program to grant stock options to certain stockholders who personally guarnateed the Company's outstanding debt. A total of 150,000 shares of common stock were available for purchase under this program. On the same date 150,000 stock options were granted with an exercise price of $.005 per share. As of September 30, 1997, all of these options were exercised.

Option activity is summarized below:

                                                                 Weighted
                                                  Options    Average Exercise
                                                Outstanding   Price Per Share

Balance, May 29, 1997 (date of inception)            -               -

Granted                                           150,000          $.005

Exercised                                        (150,000)         $.005
                                                ---------

Balance, September 30, 1997                          -
                                                =========

There were no options outstanding or exercisable at September 30, 1997.

1997 EMPLOYEE INCENTIVE STOCK OPTION PLAN:

On September 5, 1997, the Board of Directors approved the 1997 Employee Incentive Stock Option Plan, which allows certain employees of the Company to receive incentive stock options to purchase shares of the Company's common stock. A total of 400,000 shares of the Company's no par value common stock were reserved for issuance under the Plan. Each option is granted at fair market value as determined by the Board of Directors on the date of grant, is immediately vested, and is exercisable for a period of seven years commencing on the date of grant. Subsequent to September 30, 1997, 347,650 options were granted at an exercise price of $4.62. None of the options have been exercised.

ACCOUNTING FOR STOCK BASED COMPENSATION:

The Company measures compensation cost for its stock option plans using the intrinsic value based method of accounting.

Had the Company used the fair value-based method of accounting for its Guarantor Incentive Stock Option Plan for options granted in the period from May 29, 1997 (date of inception) to September 30, 1997, and charged compensation cost against income, over the vesting period, based on the fair value of options at the date of grant, it would not have had a material effect on the Company's net income for the period from May 29, 1997 (date of inception) to September 30, 1997.

Risk-free interest rates                                  5.66%
Expected life                                           2 months
Expected dividends                                        None






                               PRIMO PIATTO, INC.
                    NOTES TO FINANCIAL STATEMENTS, Continued

7.  EMPLOYEE BENEFIT PLANS:

Hourly Pension Plan:

The Company will be required to contribute to a multiemployer pension plan covering certain hourly employees subject to a collective bargaining agreement. The plan will not be administered by the Company and contributions will be determined in accordance with provisions of a negotiated labor contract. The Company contributed $10,980 for the period from May 29, 1997 (date of inception) to September 30, 1997.

Defined Contribution Plan:

All employees who were previously employed by Borden and new employees hired by the Company who are at least 21 years of age and have completed six months of service will be eligible to participate in the Company's 401(k) Retirement Savings Plan, which was established on August 18, 1997. The Plan provides for discretionary contributions matching a certain portion of participants' contributions under IRS Section 401(k) employees at the discretion of the Board of Directors. There were no contributions as of September 30, 1997.

8.  SUBSEQUENT EVENT:

On January 9, 1998, the Company and Dakota Growers Pasta Company (DGPC) signed a letter of intent for DGPC to acquire 100% of the Company's outstanding capital stock for $11,000,000 in cash and 30,000 shares of DGPC's convertible preferred stock. The transaction is subject to the signing of a definitive purchase agreement and the completion of due diligence investigation, and is scheduled to close in mid-February 1998.



































      (b)   Pro Forma Financial Information

            The required pro forma financial information is set forth below.
































































                          DAKOTA GROWERS PASTA COMPANY
             PRO FORMA CONDENSED COMBINED BALANCE SHEET - UNAUDITED
                                JANUARY 31, 1998
                                 (in thousands)

                               Dakota     Primo     Pro Forma     Pro Forma
                              Growers    Piatto    Adjustments    Combined

ASSETS:

Current Assets:
Cash and cash equivalents     $      5  $  2,989  $               $  2,994
Accounts receivable              9,843     3,773   (   942) b       12,674
Inventories                     15,370     2,772                    18,142
Prepaid expenses and other       2,734       267                     3,001
Deferred tax asset                 -          34   (    34) c          -
                               -------   -------   -------         -------
                                27,952     9,835   (   976)         36,811
Property, plant and
 equipment, net                 50,585    10,500    12,321  a       73,406
Other assets                     2,956       -                       2,956
                               -------   -------   -------         -------

Total assets                  $ 81,493  $ 20,335  $ 11,345        $113,173
                               =======   =======   =======         =======


LIABILITIES AND STOCKHOLDERS' EQUITY:

Current Liabilities:
Notes payable and current
  portion of long-term debt   $  8,295  $  3,877  $    123  a     $ 12,295
Accounts payable                 9,159     3,728  (    942) b       11,945
Accrued expenses                 1,218     1,679                     2,897
                               -------   -------   -------         -------
                                18,672     9,284  (    819)         27,137
Long-term debt                  30,878     9,980    10,877  a       51,735
Deferred tax liability             -          88  (     88) c          -
                               -------   -------   -------         -------
Total liabilities               49,550    19,352     9,970          78,872
                               -------   -------   -------         -------

Redeemable preferred stock         353       -       2,304  a        2,657
                               -------   -------   -------         -------
Stockholders' Equity:
Membership stock                   136       -                         136
Equity stock                    18,391       -                      18,391
Common stock                       -         224  (    224) a          -
Additional paid in capital       4,100       -                       4,100
Retained earnings                8,963       759  (    759) a        9,017
                                                        54  c
                               -------   -------   -------         -------
Total stockholders' equity      31,590       983  (    929)         31,644
                               -------   -------   -------         -------

Total liabilities and
  stockholders' equity        $ 81,493  $ 20,335  $ 11,345        $113,173
                               =======   =======   =======         =======





The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

                          DAKOTA GROWERS PASTA COMPANY
        PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS - UNAUDITED
                    FOR THE SIX MONTHS ENDED JANUARY 31, 1998
                     (in thousands, except per share amounts)

                               Dakota     Primo     Pro Forma     Pro Forma
                              Growers    Piatto    Adjustments    Combined

Sales, net                    $ 50,114  $ 19,118  $( 1,864) d     $ 67,368

Cost of sales                   41,120    15,190       411  e       54,857
                                                   ( 1,864) d
                               -------   -------   -------         -------

Gross proceeds                   8,994     3,928   (   411)         12,511

Marketing, general and
  administrative                 1,462     1,609                     3,071
                               -------   -------   -------         -------

Operating proceeds               7,532     2,319   (   411)          9,440
                               -------   -------   -------         -------

Other income (expense):
Interest and other income           52        69                       121
Debt restructuring expense         -     (   518)      518 f           -
Interest expense               ( 1,197)  (   558)  (   440)g       ( 2,091)
                                                       104 h
                               -------   -------   -------         -------
                               ( 1,145)  ( 1,007)      182         ( 1,970)
                               -------   -------   -------         -------

Income before income taxes       6,387     1,312       229           7,928
                               -------   -------   -------         -------
Income tax expense:
Current                            -         450   (   450)i           -
Deferred                           -          54   (    54)i           -
                               -------   -------   -------         -------
                                   -         504   (   504)            -
                               -------   -------   -------         -------

Net income                       6,387       808       733           7,928

Preferred dividends                  8       -          69 j            77
                               -------   -------   -------         -------

Net earnings                  $  6,379  $    808  $    664        $  8,005
                               =======   =======   =======         =======

Average equity shares
  outstanding                    7,356                               7,356

Basic earnings per share      $    .87                            $   1.09

Fully diluted earnings per
  Share                       $    .86                            $   1.06







The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

                          DAKOTA GROWERS PASTA COMPANY
     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.  BASIS OF ACCOUNTING

On February 23, 1998, Dakota Growers Pasta Company (the Company) completed the acquisition of all of the issued and outstanding shares of common stock of Primo Piatto, Inc. ("Primo").

The pro forma unaudited combined balance sheet gives effect to the acquisition as if the transaction had taken place on August 1, 1997, and combines Dakota Growers' unaudited January 31, 1998, balance sheet amounts with Primo's unaudited February 22, 1998, balance sheet amounts. It assumes the issuance of 23,038 shares of the Company's convertible preferred stock without regard to the future disposition of shares held in escrow.

The pro forma unaudited combined statement of operations is presented using Dakota Growers' unaudited statement of operations for the six months ended January 31, 1998, combined with Primo's unaudited statement of operations for the period from May 29, 1997 (date of inception) through February 22, 1998, as if the transaction had taken place August 1, 1997. Such period for Primo contains six months of operations (August 18, 1997 through February 22, 1998).

The pro forma unaudited combined statement of operations is not necessarily indicative of the future results of operations of Dakota Growers or the results of operations which would have resulted had Dakota Growers and Primo been combined during the period presented. In addition, the pro forma results are not intended to be a projection of future results. Such results are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such pro forma statements.

2.  PRO FORMA CONDENSED COMBINED BALANCE SHEET AND STATEMENT OF OPERATIONS

The accompanying pro forma statements reflect adjustments for the following items:

(a) Acquisition cost for Primo, including (i) $11,000,000 cash payment funded by additional debt issued and (ii) 23,038 shares of convertible preferred stock issued. The acquisition has been recorded as a purchase, with the total acquisition cost allocated to assets and liabilities based on fair value.

(b) Elimination of Dakota Growers payable to Primo for pasta purchases, and receivable from Primo for semolina sales.

(c) Eliminate deferred tax assets and liabilities as unrealizable. Because Dakota Growers' business is conducted on a cooperative basis, it is a non-exempt cooperative as defined by Section 1381 (a)(2) of the Internal Revenue Code. Accordingly, net margins from business transacted with member patrons which are allocated, qualified and paid as prescribed in Section 1382 of the code will be taxable to the members and not to the Company. This adjustment assumes such future treatment of business transactions.

(d) Elimination of Dakota Growers' pasta purchases from Primo and semolina sales to Primo.

(e)  Additional depreciation reflecting acquisition cost of long-term assets.

(f) Elimination of non-recurring debt restructuring expense associated with the acquisition. Primo's loan covenants required the retirement of its debt upon acquisition.

(g)  Interest expense on the $11,000,000 debt issued to fund the cash payment.




                          DAKOTA GROWERS PASTA COMPANY
     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS


(h) Reduction in interest expense upon restructuring for difference in interest rates.

(i)  Elimination of tax expense for cooperative tax treatment.

(j)  Preferred dividends on convertible preferred stock issued.


     (c)    Exhibits

            Exhibit Number    Description
            --------------    -----------
            None




                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.







                                          Dakota Growers Pasta Company

Date:  May 26, 1998                       /s/   Timothy J. Dodd
       ----------------                   ----------------------------------
                                          Timothy J. Dodd (President and
                                          General Manager, and Principal
                                          Executive Officer)

Date:  May 26, 1998                       /s/   Thomas P. Friezen
       ----------------                   ----------------------------------
                                          Thomas P. Friezen (Vice President,
                                          Finance and Principal Financial
                                          and Accounting Officer)


















